POWER OF ATTORNEY



      The undersigned hereby constitutes and appoints James H. Berick, Samuel S. Pearlman, Osborne Mills, Jr., Daniel G. Berick, Laura D. Nemeth and Sean T. Peppard, and each of them, with full power of substitution and re-substitution, as attorney or attorneys to sign for the undersigned and in my name, place and stead, any and all instruments and documents required to be filed with the Securities and Exchange Commission (i) in connection with any sale of securities of the undersigned under Rule 144 of the Securities Act of 1933 and (ii) under
Section 16 of the Securities and Exchange Act of 1934, or any rules and regulations promulgated thereunder, in each case with full power and authority to make such filings and to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in connection therewith, as fully and for all intents and purposes as the undersigned could do if personally present, hereby approving the acts of said attorneys, and any of them and any such substitute. The undersigned acknowledges that the foregoing attorneys, and each of them, is serving in such capacity at the request of the undersigned and is not assuming any of the responsibilities of the undersigned to comply with Rule 144 of the Securities Act of 1933 or Section 16 of the Securities and Exchange Act of 1934 or the rules and regulations promulgated thereunder.

      IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of July, 2003.


                                                  /s/ Ernest J. Novak, Jr.
                                                -------------------------------

                                                Name: Ernest J. Novak, Jr.

STATE OF          OHIO               )
         --------------------------- )
                                     )  SS:
COUNTY OF  CUYAHOGA                  )
         --------------------------- )


         BEFORE ME, a Notary Public in and for said county and state, personally appeared the above-named Ernest J. Novak , who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _______Cleveland, Ohio, this 21st day of July, 2003.


                                              /s/ Nancy B. Lammermeier
                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
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